Exhibit 99.1
Qualtrics Announces First Quarter 2023 Financial Results

•Q1 2023 total revenue of $409.8M, up 22% year over year
•Q1 2023 subscription revenue of$339.8M, up 21% year over year
•Total remaining performance obligations1 of $2,135.1M, up 21% year over year
•Next 12 months remaining performance obligations of $1,206.0M, up 17% year over year

PROVO, Utah and SEATTLE April 20, 2023– Qualtrics (NASDAQ: XM), the leader and creator of the Experience Management (XM) category, today announced financial results for the first quarter ended March 31, 2023.

First Quarter 2023 Financial Highlights:

•Revenue: Total revenue for the first quarter was $409.8 million, up from $335.6 million one year ago, an increase of 22% year over year. Subscription revenue for the first quarter was $339.8 million, up from $280.8 million one year ago, an increase of 21% year over year.
•Operating Income (Loss) and Margin: First quarter operating loss was $(253.8) million, compared to $(290.5) million one year ago. Non-GAAP operating income (see discussion of non-GAAP operating income and margin measures below) was $21.6 million, compared to non-GAAP operating income of $4.1 million one year ago. For the first quarter, GAAP operating margin was (62)% and non-GAAP operating margin was 5%, compared to GAAP operating margin of (87)% and non-GAAP operating margin of 1% one year ago.
•Net Income (Loss) and Net Income (Loss) Per Share: First quarter net loss was $(259.0) million, or $(0.43) per share, compared to $(292.3) million, or $(0.51) per share in the first quarter of fiscal year 2022. Non-GAAP net income (see discussion of the non-GAAP net income measure below) for the first quarter was $14.3 million, or $0.02 per share, compared to non-GAAP net income of $3.4 million, or $0.01 per share in the first quarter of fiscal year 2022.
•Cash and Cash Equivalents: Total cash and cash equivalents as of March 31, 2023 was $806.7 million.

Confirming Status of Definitive Merger Agreement

In March 2023, Qualtrics announced that it had reached a definitive agreement to be acquired by Silver Lake Partners in partnership with Canadian Pension Plan Investment Board (CPP Investments) (“Merger”). The transaction is expected to close in the second half of 2023, subject to the satisfaction of customary closing conditions, including the receipt of the requisite regulatory approvals.

Q1 Business Highlights
•Formed new relationships and expanded with global organizations including DISH, LinkedIn, Banco Compartamos, Lumen Technologies, ISS Worldwide, State Employees’ Credit Union, Dairy Queen and PayPal.
•Launched 18 new products and major features, including:
◦A set of purpose-built applications for the frontline—every physical or digital intersection between a customer and a company—including Customer Journey Optimizer and Digital Experience Analytics
◦Real-time Brand Intelligence and Research Hub, innovations that leverage the power of Qualtrics’ advanced AI to provide 24/7 insights on how marketing activations are driving customer acquisition and engagement.
•Expanded partnerships with Twilio, Five9 and Merkle to bring Qualtrics experience data and operational data together and extend the power of the XM Platform to drive critical business decisions.
•Hosted X4, the Experience Management Summit, gathering in Salt Lake City more than 10,000 attendees from 52 countries—with 120+ breakout sessions, more than 64 hours of streaming content and business and celebrity speakers including Delta CEO Ed Bastian, Martha Stewart and Malala Yousafzai.
1 Remaining performance obligations represent all contracted future revenue that has not yet been recognized, including both deferred revenue and non-cancelable contracted amounts that will be invoiced and recognized as revenue in future periods.

Conference Call and Financial Outlook

Qualtrics will not be holding a conference call or providing a financial outlook due to the company's pending transaction with Silver Lake Partners in partnership with CPP Investments.

About Qualtrics
Qualtrics, the leader and creator of the experience management category, is a cloud-native software provider that helps organizations quickly identify and resolve points of friction across all digital and human touchpoints in their business – so they can retain their best customers and employees, protect their revenue, and drive profitability. More than 18,750 organizations around the world use Qualtrics’s advanced AI to listen, understand, and take action. Qualtrics uses its vast universe of experience data to form the largest database of human sentiment in the world. Qualtrics is co-headquartered in Provo, Utah and Seattle, and operates out of 28 offices globally. To learn more, please visit qualtrics.com.

Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the full year 2023. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: the ability of the parties to consummate the Merger in a timely manner or at all; the satisfaction (or waiver) of the closing conditions to the consummation of the Merger; potential delays in consummating the Merger; the ability of Qualtrics to timely and successfully achieve the anticipated benefits of the Merger; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; Qualtrics’ ability to implement its business strategy; significant transaction costs associated with the Merger; the risk that disruptions from the Merger will harm Qualtrics’ business, including current plans and operations; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Merger; potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger that could affect Qualtrics’ financial performance; restrictions during the pendency of the Merger that may impact Qualtrics’ ability to pursue certain business opportunities or strategic transaction; our future financial performance, including our revenue, cost of revenue, gross profit, operating expenses, ability to generate positive cash flow, and ability to be profitable; our ability to grow at or near historical growth rates; anticipated technology trends, such as the use of and demand for experience management software; our ability to attract and retain customers to use our products; our ability to address and overcome challenges related to the current economic downturn; our ability to attract enterprises and international organizations as customers for our products; our ability to expand our network with content consulting partners, delivery partners, and technology partners; the evolution of technology affecting our products and markets; our ability to introduce new products and enhance existing products and to compete effectively with competitors; our ability to successfully enter into new markets and manage our international expansion; the attraction and retention of qualified employees and key personnel; our ability to effectively manage our growth and future expenses and maintain our corporate culture; our ability to realize cost savings and achieve other benefits related to our restructuring efforts; our anticipated investments in sales and marketing and research and development; our ability to maintain, protect, and enhance our intellectual property rights; our ability to successfully defend litigation brought against us including potential litigation relating to the Merger; our ability to maintain data privacy and data security; the sufficiency of our cash and cash equivalents to meet our liquidity needs; our ability to comply with modified or new laws and regulations applying to our business; the impact of geopolitical events, including the ongoing conflict between Russia and Ukraine; our ability to respond to and overcome challenges brought by the COVID-19 pandemic, including any new variants of the virus; our reduced ability to leverage resources at SAP as an independent company from SAP; the effects on our business of recent volatility in capital markets and lower market prices for our securities; our ability to meet investor and customer expectations and evolving regulations regarding environmental, social and governance issues; and the increased expenses associated with being an independent public company, as well as Qualtrics’ response to any of the aforementioned factors. Additional risks and uncertainties that could cause actual results, performance or outcomes to differ materially from those contemplated by the forward-looking statements are and/or will be included under the caption “Risk Factors” and elsewhere in Qualtrics’ most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission and any subsequent public filings. Forward-looking statements speak only as of the date the statements are made and are based on information available to Qualtrics at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Readers are cautioned not to put undue reliance on forward-looking statements, and Qualtrics assumes no obligation to update forward-looking statements, whether to reflect new information, events or circumstances after the date they were made or otherwise, except as required by law.

Non-GAAP Financial Measures
To supplement our financial results, which are prepared and presented in accordance with US GAAP (“GAAP”), we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. You should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results and you should not infer from our non-GAAP results that our future results will not be affected by these expenses or any unusual or non-recurring items.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share, free cash flow, free cash flow margin: We define these non-GAAP financial measures as the respective GAAP measures, excluding equity and cash settled stock-based compensation expenses, including employer payroll tax on employee stock transactions, amortization of acquired intangible assets, expenses related to the pending Merger transaction, restructuring expenses, acquisition related costs, changes in the fair value of our distribution liability for our tax sharing agreement with SAP, and the tax impact of the non-GAAP adjustments, as applicable.

We revised our non-GAAP definitions during the current quarter to exclude expenses related to the pending Merger transaction and restructuring expenses. These expenses are believed to be non-recurring and contain factors that are beyond our control and do not correlate with the core operation of our business. The revisions to these definitions had no impact on our reported non-GAAP financial measures for periods prior to the three months ended March 31, 2023.

When evaluating the performance of our business and making operating plans, we do not consider the items excluded from our non-GAAP definitions (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these items in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods.

Investor Relations:
Rodney Nelson
Head of Investor Relations
investors@qualtrics.com

Public Relations:
Gina Sheibley
Chief Communications Officer
press@qualtrics.com

Qualtrics International Inc.
Consolidated Balance Sheets
(Unaudited, in thousands, except number of shares and par value)

	As of March 31, 2023	As of December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$806,718	$719,892
Accounts receivable, net of allowances	384,501	537,037
Deferred contract acquisition costs, net	88,056	81,130
Prepaid expenses and other current assets	78,015	68,224
Total current assets	1,357,290	1,406,283
Non-current assets:
Property and equipment, net	223,328	215,645
Right-of-use assets from operating leases	213,616	216,514
Goodwill	1,117,915	1,117,915
Other intangible assets, net	199,734	210,415
Deferred contract acquisition costs, net of current portion	189,578	183,741
Deferred tax assets	9,318	9,625
Other assets	36,872	35,713
Total assets	$3,347,651	$3,395,851

Liabilities and equity
Current liabilities:
Lease liabilities	$17,564	$17,081
Accounts payable	129,579	142,293
Accrued liabilities	130,383	155,291
Liability-classified, stock-based awards	510	1,053
Deferred revenue	848,445	858,186
Total current liabilities	1,126,481	1,173,904
Non-current liabilities:
Lease liabilities, net of current portion	259,855	261,097
Deferred revenue, net of current portion	14,387	16,717
Deferred tax liabilities	11,228	12,447
Other liabilities	35,884	27,666
Total liabilities	$1,447,835	$1,491,831
Commitments and contingencies
Equity
Preferred stock, par value $0.0001 per share; authorized 100,000,000 shares; no shares outstanding as of March 31, 2023 and December 31, 2022	—	—
Class A common stock, par value $0.0001 per share; authorized 2,000,000,000 shares; issued and outstanding 183,127,510 and 170,687,065 shares as of March 31, 2023 and December 31, 2022	18	17
Class B common stock, par value $0.0001 per share; authorized 1,000,000,000 shares; issued and outstanding 423,170,610 as of both March 31, 2023 and December 31, 2022	42	42
Additional paid-in capital	5,682,305	5,428,297
Accumulated other comprehensive loss	(4,194)	(4,945)
Accumulated deficit	(3,778,355)	(3,519,391)
Total equity	1,899,816	1,904,020
Total liabilities and equity	$3,347,651	$3,395,851

Qualtrics International Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Revenue:
Subscription	$339,803	$280,808
Professional services and other	69,967	54,839
Total revenue	409,770	335,647
Cost of revenue:
Subscription	54,671	44,774
Professional services and other	68,511	54,493
Total cost of revenue	123,182	99,267
Gross profit	286,588	236,380
Operating expenses:
Research and development	108,975	105,999
Sales and marketing	252,772	218,330
General and administrative	178,672	202,589
Total operating expenses	540,419	526,918
Operating loss	(253,831)	(290,538)
Other non-operating income, net	1,655	674
Loss before income taxes	(252,176)	(289,864)
Provision for income taxes	6,788	2,461
Net loss	$(258,964)	$(292,325)

Net loss per share attributable to common stockholders, basic and diluted	$(0.43)	$(0.51)
Weighted-average Class A and Class B shares used in computing net loss per share attributable to common stockholders, basic and diluted	599,314,127	575,700,568

Cost of revenue and operating expenses includes:

Stock-based compensation expense(a) as follows:

	Three Months Ended March 31,
in thousands	2023	2022
Cost of subscription revenue	$5,063	$4,544
Cost of professional services and other revenue	8,593	8,066
Research and development	40,646	41,275
Sales and marketing	52,196	49,053
General and administrative	125,472	165,323
Total stock-based compensation expense, including cash settled(a)	$231,970	$268,261
________________
(a)During the three months ended March 31, 2023 and 2022, employer payroll tax on employee stock transactions reported in cost of revenue was $0.6 million and $0.7 million, respectively, and employer payroll tax reported in operating expenses was $6.1 million and $11.3 million, respectively.
Amortization of acquired intangible assets as follows:

	Three Months Ended March 31,
in thousands	2023	2022
Cost of revenue	$7,358	$7,572
Sales and marketing	5,531	5,527
General and administrative	42	318
Total amortization of acquired intangible assets	$12,931	$13,417

Qualtrics International Inc.
Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net loss	$(258,964)	$(292,325)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	26,368	23,355
Gain on disposal of property and equipment	(25)	(17)
Change in fair value of distribution liability for tax sharing agreement	5,432	(1,500)
Reduction of right-of-use assets from operating leases	6,626	7,501
Stock-based compensation expense, including cash settled	231,970	268,261
Amortization of deferred contract acquisition costs	22,439	15,812
Deferred income taxes	(971)	(227)
Changes in assets and liabilities, excluding the effect of business combinations:
Accounts receivable, net of allowances	152,267	95,414
Prepaid expenses and other current assets	(9,752)	(7,259)
Deferred contract acquisitions costs	(34,716)	(26,809)
Other assets	(1,149)	(1,033)
Lease liabilities	(4,598)	(3,723)
Accounts payable	5,540	(13,472)
Accrued liabilities	(25,318)	(40,146)
Deferred revenue	(12,543)	1,969
Other liabilities	2,667	(16)
Settlement of stock-based payments liabilities	(994)	(2,682)
Net cash flows provided by operating activities	104,279	23,103

Cash flows from investing activities
Purchases of property and equipment	(21,811)	(13,173)
Cash paid for intangible assets	(2,050)	—
Net cash flows used in investing activities	(23,861)	(13,173)

Cash flows from financing activities
Payments of tax sharing liabilities to SAP	(12,119)	—
Payments for taxes related to net share settlement of equity awards	(2,849)	(208,920)
Issuance of common stock of Employee Stock Purchase Plan	19,965	20,380
Proceeds from exercise of stock options	866	614
Net cash flows provided by (used in) financing activities	5,863	(187,926)

Effect of changes in exchange rates on cash and cash equivalents	545	(67)
Net increase (decrease) in cash and cash equivalents	86,826	(178,063)
Cash and cash equivalents as of 1 January	719,892	1,014,511
Cash and cash equivalents as of 31 March	$806,718	$836,448

Qualtrics International Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, in thousands)

Non-GAAP Gross Profit and Margin

	Three Months Ended March 31,
	2023	2022
	(In thousands)
GAAP gross profit	$286,588	$236,380
Add: Stock-based compensation expense, including cash settled and employer payroll tax on employee stock transactions(1)(2)	14,247	13,357
Add: Amortization of acquired intangible assets	7,358	7,572
Add: Restructuring expenses	204	—
Non-GAAP gross profit	$308,397	$257,309
Non-GAAP gross margin	75%	77%

We calculate non-GAAP gross profit as GAAP gross profit excluding equity and cash settled stock-based compensation expense allocated to cost of revenue, including employer payroll tax on employee stock transactions, amortization of acquired intangible assets allocated to cost of revenue and restructuring expenses. Non-GAAP gross margin is calculated as non-GAAP gross profit divided by total revenue.

Non-GAAP Operating Income and Margin

	Three Months Ended March 31,
	2023	2022
	(In thousands)
GAAP operating loss	$(253,831)	$(290,538)
Add: Stock-based compensation expense, including cash settled and employer payroll tax on employee stock transactions(1)(2)	238,704	280,333
Add: Amortization of acquired intangible assets	12,931	13,417
Add: Expenses related to pending Merger transaction	16,285	—
Add: Restructuring expenses	7,521	—
Add: Acquisition related costs	21	839
Non-GAAP operating income	$21,631	$4,051
Non-GAAP operating margin	5%	1%

We calculate non-GAAP operating income as GAAP operating loss excluding equity and cash settled stock-based compensation expense, including employer payroll tax on employee stock transactions, amortization of acquired intangible assets, expenses incurred by the Company related to the pending Merger transaction, restructuring expenses and acquisition related costs. Non-GAAP operating margin is calculated as non-GAAP operating loss divided by total revenue.

Non-GAAP Net Income and Non-GAAP Net Income Per Share

	Three Months Ended March 31,
	2023	2022
	(In thousands, except share and per share data)
GAAP net loss	$(258,964)	$(292,325)
Add: Stock-based compensation expense, including cash settled and employer payroll tax on employee stock transactions(1)(2)	238,704	280,333
Add: Amortization of acquired intangible assets	12,931	13,417
Add: Expenses related to pending Merger transaction	16,285	—
Add: Restructuring expenses	7,521	—
Add: Acquisition related costs	21	839
Add (less): Change in fair value of distribution liability for tax sharing agreement	5,432	(1,500)
(Less) add: Tax impact of the non-GAAP adjustments	(7,631)	2,685
Non-GAAP net income	$14,299	$3,449

Weighted-average Class A and Class B shares used in computing non-GAAP net income per share attributable to common stockholders, basic	599,314,127	575,700,568
Non-GAAP net income per share attributable to common stockholders, basic	$0.02	$0.01

Weighted-average Class A and Class B shares used in computing non-GAAP net income per share attributable to common stockholders, diluted	599,552,141	576,606,156
Non-GAAP net income per share attributable to common stockholders, diluted	$0.02	$0.01

We calculate non-GAAP net income as GAAP net loss excluding equity and cash settled stock-based compensation expense, including employer payroll tax on employee stock transactions, amortization of acquired intangible assets, expenses incurred by the Company related to the pending Merger transaction, restructuring expenses, acquisition related costs, changes in the fair value of our distribution liability for our tax sharing agreement with SAP and the tax impact of the non-GAAP adjustments. Non-GAAP net income per share is calculated as non-GAAP net income divided by the weighted-average Class A and Class B shares attributable to common stockholders.

Free Cash Flow and Margin

	Three Months Ended March 31,
	2023	2022
	(In thousands)
Net cash provided by operating activities	104,279	$23,103
Less: Capital expenditures	(21,811)	(13,173)
Free cash flow	82,468	9,930
Free cash flow margin	20%	3%

We calculate free cash flow as net cash provided by operating activities less capital expenditures. Free cash flow margin is calculated as free cash flow divided by total revenue. We incurred cash outflows in connection with the settlement of liability-classified, stock-based awards in accordance with SAP’s employee equity compensation programs. Our free cash flow for the three months ended March 31, 2023 and 2022 includes $1.0 million and $2.7 million, respectively, in cash outflows related to the settlement of liability-classified, stock-based awards.

________________
(1)Our stock-based compensation expense reflects the recognition of both equity-classified awards and liability-classified awards. Liability-classified awards are settled in cash in accordance with SAP’s employee equity compensation programs. Liability-classified awards are recorded according to mark-to-market accounting. On January 28, 2021, the Company completed a voluntary exchange offer pursuant to which 5.4 million cash-settled legacy restricted stock awards, restricted stock unit (RSU) awards, and options (together, Qualtrics Rights) and 1.3 million cash-settled SAP RSU awards were exchanged into 12.8 million equity-settled Qualtrics RSU awards, representing 93% of the outstanding Qualtrics Rights and SAP RSU awards. On September 13, 2021, the Company completed an additional voluntary exchange offer for certain employees in Australia who were not eligible for the January 28, 2021 exchange, pursuant to which less than 0.1 million cash-settled Qualtrics Rights and SAP RSU awards were exchanged and modified into equity-settled Qualtrics RSU awards.

(2)During the three months ended March 31, 2023 and 2022, employer payroll tax on employee stock transactions reported in cost of revenue was $0.6 million and $0.7 million, respectively, and employer payroll tax reported in operating expenses was $6.1 million and $11.3 million, respectively. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate with the operation of the business. When evaluating the performance of our business and making operating plans, we do not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods.